UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2010

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Chief Executive Officer

On September 28, 2010, Andrew K. Borgstrom resigned from his employment as President and Chief Executive Officer of Analysts International Corporation (the “Company”), effective as of the close of business on that date.  Mr. Borgstrom also resigned from his service on the Board of Directors of the Company on September 28, 2010.

On September 29, 2010, the Company entered into a Separation Agreement and Release of Claims with Mr. Borgstrom (the “Separation Agreement”).  The Separation Agreement provides, among other things, that Mr. Borgstrom will receive a single, lump sum payment equal to 90 days’ pay in lieu of notice, at his current rate of pay and subject to normal withholdings (in accordance with the terms of his Employment Agreement dated December 17, 2009), and that the Company will reimburse his medical insurance premium payments under COBRA for a period of up to three months starting October, 2010.  The Separation Agreement includes a release of all claims arising out of or relating to Mr. Borgstrom’s employment with the Company or the termination of that employment.  In accordance with the requirements of Minnesota law, the Separation Agreement provides that Mr. Borgstrom has the right to revoke such release of claims within 15 calendar days after signing the agreement, and also provides for a revocation period of seven days after signing the agreement under the federal Age Discrimination in Employment Act.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference as if fully set forth herein.

On September 29, 2010, the Company also entered into a Transitional Services Agreement with Mr. Borgstrom (the “Transitional Agreement”).  Under the terms of the Transitional Agreement, between October 1, 2010 and January 31, 2011, Mr. Borgstrom will be available to certain representatives of the Company to consult on matters of ongoing business operations and strategic initiatives.  For each of the four months during which the Transitional Agreement is expected to be in effect, Mr. Borgstrom will be paid $25,000.

The foregoing description of the terms and conditions of the Transitional Agreement does not purport to be complete and is qualified in its entirety by reference to the Transitional Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated by reference as if fully set forth herein.

(c)           Appointment of Interim President and CEO

On September 29, 2010, the Company’s Board of Directors appointed Brittany B. McKinney as the Company’s Interim President and CEO.

Prior to being appointed Interim President and CEO, Ms. McKinney, age 39, was the Company’s Senior Vice President, Central Region.  Previously, Ms. McKinney served as AIC’s Vice President of Corporate Development.  Prior to joining AIC in November 2007, Ms. McKinney served as Director of Operations and Integration Program Manager at Fujitsu Consulting.  Prior to its acquisition by Fujitsu in 2005, Ms. McKinney served as a director-level employee at BORN Information Services, Inc. where she contributed to corporate strategy and planning initiatives.

The full text of the press release issued in connection with Ms. McKinney’s appointment is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

Ms. McKinney and the Company entered into a letter agreement (the “Letter Agreement”) on September 29, 2010, memorializing her appointment as Interim CEO.  The Letter Agreement provides that her employment with the Company is “at will” and provides that she will receive base compensation of $295,000 per year.  Incentive compensation and additional stock awards, if any, are in the sole discretion of the Board of Directors.

The foregoing description does not purport to be a complete description of the terms of the Letter Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and the terms of which are incorporated by reference into this Item 5.02(c) as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated September 29, 2010, between the Company and Andrew K. Borgstrom

10.2	Transitional Services Agreement dated September 29, 2010, between the Company and Andrew K. Borgstrom

10.3	Letter Agreement dated September 29, 2010, between the Company and Brittany B. McKinney

99.1	Press Release dated September 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and Release of Claims dated September 29, 2010, between the Company and Andrew K. Borgstrom

10.2	Transitional Services Agreement dated September 29, 2010, between the Company and Andrew K. Borgstrom

10.3	Letter Agreement dated September 29, 2010, between the Company and Brittany B. McKinney

99.1	Press Release dated September 30, 2010